Exhibit 10.42

*Portions of this exhibit marked [*] are requested to be treated confidentially.

ANCILLARY SERVICES AGREEMENT

This Ancillary Services Agreement (this “Agreement”) is entered into, effective as of January 17, 2014 (the “Effective Date”), by and between Cognate BioServices, a Delaware corporation (Cognate”), and Northwest Biotherapeutics, a Delaware corporation (“NW Bio”).

RECITALS

WHEREAS, NW Bio is in the business of developing immune cell therapies for cancer, and Cognate is in the business of manufacturing clinical grade cellular products on a contract services basis;

WHEREAS, NW Bio and Cognate previously entered into a Services Agreement for the production of NW Bio’s DCVax® Products by Cognate (the “Prior Services Agreement”), effective April 1, 2011, and a Conversion and Lock-Up Agreement (the “Lock-Up Agreement”);

WHEREAS, Cognate has dedicated cGMP facilities and other facilities to NW Bio programs,[*];

WHEREAS, both the quantity and the scope of services NW Bio has requested that Cognate provide greatly exceed the maximum scope and amounts contemplated or provided for in the Prior Services Agreement;

WHEREAS, at NW Bio’s request, certain services [*] were undertaken by Cognate on a highly expedited basis in order to meet certain NW Bio timelines prior to this Agreement;

WHEREAS, Cognate has successfully accomplished all milestones planned by the parties or requested by NW Bio, and NW Bio wishes to recognize such accomplishments and incentivize Cognate to achieve further milestones by awarding milestone based bonuses during the Term of this Agreement;

WHEREAS, NW Bio is continuing to substantially expand its clinical programs both in the US and abroad, NW Bio also anticipates undertaking and/or expanding compassionate use and/or other early access or expanded access programs [*], and NW Bio needs corresponding ongoing expansion of the quantity and scope of services provided by Cognate for these programs.

WHEREAS, NW Bio’s DCVax Products may potentially be applicable to tens or hundreds of thousands of patients or more. [*];

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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WHEREAS, the parties desire to enter into a specialty services agreement, in the form of this Ancillary Services Agreement, for the clinical and commercial support services, including cryopreservation, shipping, manufacturing and quality control/quality assurance validation, product distribution, logistics and scheduling of the DCVax® Products for clinical trials and for subsequent commercialization as defined herein;

WHEREAS, the parties also desire to update and reformulate their existing Services Agreement into a more comprehensive and complete set of four agreements consisting of (i) this Ancillary Services Agreement, (ii) a new DCVax-L Manufacturing and Services Agreement, (iii) a new DCVax-Direct Manufacturing and Services Agreement, and (iv) a new Manufacturing Expansion Services Agreement;

[*].

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

SECTION 1:    SERVICES

1.1    General

1.1.1 NW Bio will obtain from Cognate, and Cognate will provide to NW Bio, on the terms and conditions set forth herein, Cryopreservation and Storage Services as provided in Section 1.2, Clinical and Commercial Support Services as provided in Section 1.3; Supplier Sourcing, Validation and Monitoring as provided in Section 1.4; Shipping, Distribution and Logistics Services as provided in Section 1.5; Scheduling System and Other Software Design, Development and Services as provided in Section 1.6; Recordkeeping as provided in Section 1.7; Product and Process Validation Services, as provided in Section 1.8; and such other services as may be necessary, as provided in Section 1.9, in connection with the clinical site interactions and the development, manufacturing, storage, tracking, shipping, logistics, distribution and follow-up of DCVax® Products for clinical trials, early access and expanded access programs (including compassionate use programs), and commercialization (collectively, the “DCVax Products”). All of the foregoing services, collectively, comprise the “Ancillary Services” or the “Services.”

1.1.2 During the Term of this Agreement, on an ongoing basis, the parties will jointly determine the Ancillary Services required for NW Bio’s programs, and will enter into sub-agreements or work orders for such Services which will be attached hereto as Exhibits and incorporated herein by reference. Where applicable, Cognate may sub-contract with or retain one or more experts or third parties to assist in the provision of Ancillary Services and will include such experts and third parties in the applicable sub-agreements or work orders, [*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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1.1.3 The parties acknowledge and agree that the clinical site interactions and the development, manufacturing, storage, tracking, shipping, logistics, distribution and follow-up of DCVax® Products [*]

1.2    Cryopreservation and Storage Services

1.2.1 Cognate will provide (a) cryopreservation and storage of the DCVax® Products and related reagents and materials, including both short-term and long-term storage of DCVax® Products and of materials related to or to be used in the DCVax® Products; (b) evaluation and testing, design, procurement, development, installation, operation and maintenance of necessary cryopreservation equipment and facilities (especially for dedicated storage); (c) procurement and maintenance of the materials and reagents used in the production and processing of the DCVax® Products [*]; (d) processing and preparation of the DCVax® Products for freezing; (e) freezing and frozen maintenance of the DCVax® Products; (f) [*] and (g) preparation of the DCVax® Products for shipment and tracking as provided below (the foregoing, collectively, “Cryopreservation and Storage Services”). Such Cryopreservation and Storage Services will include materials and reagents used in the manufacture of DCVax® Products, as well as patient-specific biomaterials (including immune cells, tumor tissue and other) [*].

1.2.2 Cognate will perform capacity assessments to determine the cryopreservation and storage equipment and facilities needed for specified numbers of patients for the DCVax® Products, will advise NW Bio of the equipment and facilities required, and will develop and implement designs and plans for such equipment and facilities, and the procurement, development, installation and set-up, calibration, validation and certification thereof, both initially and on an ongoing basis.

1.2.3 [*]

1.3    Clinical and Commercialization Support Services

1.3.1 Cognate will assist NW Bio in training clinical trial sites about the DCVax technology and products [*] Cognate will help provide communication and coordination support between and among NW Bio, the trial sites, the contract research organization managing the applicable trial (particularly in regard to the management and allocation of manufacturing capacity, and the timing and delivery of products to the sites, and reagents needed to transport patient’s tissues to Cognate, as needed). Cognate will provide similar assistance for NW Bio and the sites for commercialization of the DCVax® Products.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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1.3.2 Cognate will assist NW Bio in training new clinical sites on the requirements of the clinical protocol during site initiation visits in NW Bio’s clinical programs. Cognate will provide similar training services for the initiation of commercial sites following approvals of the DCVax® Products. [*]

1.3.3 [*]

1.3.4 [*]

1.4    Supplier Sourcing, Validation and Monitoring

1.4.1    Requirements. All supplies and ingredients used in the production, cryopreservation and use of DCVax® Products [*] must be procured from suppliers who are in compliance with applicable [*] regulatory requirements, and acceptable to the regulatory authorities in the applicable countries. [*]

1.4.2    Cognate Services.    Cognate will identify potentially suitable suppliers and will conduct such initial and ongoing supplier evaluations, inspections, validation and monitoring in accordance with applicable regulatory requirements. Cognate will also identify potentially suitable supplies and ingredients for DCVax® Products, and conduct the initial and ongoing testing of each lot or batch of such supplies and ingredients, in accordance with applicable regulatory requirements. [*]

1.5    Shipping, Distribution and Logistics Services

1.5.1 Cognate will coordinate and manage or oversee (a) the preparation of the tumor collection kits, leukapheresis collection kits and other materials as well as the finished DCVax® Products for shipment to the clinical and commercial sites, (b) the scheduling, pick-up and other aspects of arrangements with the shipping companies for shipments to the sites and back from the clinical and commercial sites to the manufacturing facilities, (c) the tracking of shipments and deliveries, and (d) such other services as may be necessary for the outgoing shipment and distribution of all kits and other materials to the sites, the incoming shipments of kits from the sites to the manufacturing facilities, and the outgoing shipments of finished DCVax® Products to the sites. Notwithstanding the foregoing, Cognate will not be responsible in any way on any basis, either directly or indirectly, for the handling or condition of any DCVax® Products after such DCVax® Products leave the manufacturing facility [*]

1.5.2 Cognate will procure the necessary materials and assemble and/or produce the kits needed for tumor tissue collection and for leukapheresis collection for the DCVax® Products.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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1.5.3 (a) Specialized “dry shipper” shipping containers, filled with liquid nitrogen (LN2), are required for the shipment of frozen DCVax® Products in order to maintain sufficiently cold temperatures [*]

(b) [*]

(c) [*]

(d) [*]

1.6    Scheduling and Software Services

1.6.1 Extensive scheduling is required for each patient who is to be treated with DCVax® Products, and the scheduling process includes but is not limited to:

•    [*]

•    [*]

•     [*]

•     [*]

•    [*]

This scheduling requires extensive interaction between and among the clinical sites, Cognate and NW Bio. The sites must be able to coordinate their scheduling of patient procedures (tumor removal, leukapheresis and DCVax treatments) with the availability of production capacity at the manufacturing facilities. The number of tumor tissues and/or leukapheresis kits that arrive at the manufacturing facilities on a given day must be tightly controlled. [*]

When the DCVax® Products reach commercialization, the extensive scheduling on the foregoing (operational) bases will also have to be coordinated with billing and payments.

1.6.2 [*]

1.6.3 [*]

1.7    Documentation and Recordkeeping

1.7.1 Regulatory compliance requires numerous documents and extensive recordkeeping. [*] Such records must cover all aspects of the production process, the product ingredients and their sourcing and testing, quality control, quality assurance and product release, and the finished DCVax® Products themselves. In addition, recordkeeping must include information about any serious adverse events related or possibly related to the DCVax® Products. The parties acknowledge and agree that special arrangements are necessary for fulfillment of such comprehensive and long-term recordkeeping obligations. NW Bio will obtain legal and regulatory advice, and determine the scope and extent of recordkeeping required for each country, and so advise Cognate. Cognate will analyze the systems, capacity and other requirements necessary to fulfill the recordkeeping specified by NW Bio, and determine whether other parties may be needed to provide such services. Both NW Bio and Cognate will have full access to all such records and information at all times, whether or not the records are being stored and managed by third parties, or third parties are otherwise involved in the long-term recordkeeping and related regulatory compliance.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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1.7.2 In conjunction with production of DCVax® Products, Cognate will create initial sets of applicable records. Such records will include batch production records and other records required for initial regulatory compliance at the time of production and product release. Both NW Bio and Cognate will have full access to all such records and information at all times, whether or not the records are being stored and managed by third parties, or third parties are otherwise involved in this recordkeeping and related regulatory compliance.

1.8    Product and Process Validation Services

1.8.1 [*]

1.8.2 [*]

1.9    Quality Agreement

A Quality Agreement between the parties is required in order to comply with regulatory requirements. The Quality Agreement establishes and specifies the quality standards to be met in the DCVax® Products, the requirements for product release, the respective roles and responsibilities of NW Bio and Cognate in these processes, the standards and procedures for the handling of any deviations from the usual quality standards or product release requirements, and/or any complaints, the processes and allocation of responsibilities for reporting of these matters, and related subjects. The parties have previously entered into a Quality Agreement, but will need to enter into one or more updated Quality Agreements during the term of this Agreement. As promptly as practicable after the Effective Date of this Agreement, the parties will execute an updated or new Quality Agreement consistent with the terms of this Agreement, and such Quality Agreement will be attached as an exhibit hereto.

1.10    Other Services

In addition to the services provided for under the foregoing Sections 1.1 through 1.9, the parties will determine any other services which may be required for the clinical site interactions and the development, manufacturing, storage, tracking, shipping, logistics, distribution and follow-up of DCVax® Products, and the parties will develop work plans, timelines and budgets for execution of such other services by Cognate pursuant to this Agreement.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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SECTION 2:    PAYMENTS

2.1    Payment Terms for Ancillary Services

2.1.1 The parties will determine and agree upon the payment terms for the Ancillary Services described in Section 1 hereof, subject to the provisions of Section 2.5.2 hereof (for payment of at least half of all Ancillary Services Invoices in stock, with fifty percent (50%) warrant coverage, [*], and such payment terms will be included in the sub-agreements or work orders for such Services that are to be attached hereto as Exhibits. The parties will negotiate and decide all such payment terms in good faith on market based terms with due consideration of any special factors, such as accelerated timetables and related extra costs and difficulties.

2.1.2 For Ancillary Services which require dedicated equipment and/or facilities, the payment terms will include billing of the costs and fees relating to such equipment and facilities to NW Bio. Likewise, for Ancillary Services which require dedicated personnel and/or clean rooms, cold storage, quarantined storage, and/or other dedicated spaces and/or timeslots, the payment terms will include capacity charges as well as usage charges. The payment terms for Ancillary Services will cover a specified amount of such Services [*] chosen by NW Bio. For Services in excess of the amounts NW Bio has chosen and contracted for, the payment terms will require payment at substantial premium levels to cover the excess costs and difficulties of Cognate providing Services in excess of the amounts that NW Bio has chosen and contracted for, and that have been budgeted and planned for.

2.1.3 If Cognate sub-contracts, retains or otherwise arranges for third party experts or others to perform certain Ancillary Services, Cognate will undertake technology transfer to such third parties as needed, and will supervise and oversee performance of such Services by such third parties as needed (collectively, the “Supervisory Services”). NW Bio will pay Cognate fees for the Supervisory Services, and the amounts of such Supervisory Fees will be included in the applicable sub-agreement or work order that is attached hereto as an exhibit and covers such Services.

2.2    Milestone and Initiation Payments

Upon execution of this Agreement, NW Bio will make an aggregate upfront payment (the “Milestone and Initiation Payment”) to Cognate covering extensive preparatory work and an initiation payment relating to the initiation of a broad range of Ancillary Services under this Agreement. NW Bio acknowledges and agrees that Cognate’s performance of Ancillary Services to date, including on an accelerated timetable, before even having an agreement in place, have been of great value to NW Bio. NW Bio now needs a greatly expanded scope and amount of such Ancillary Services. NW Bio will make a Milestone and Initiation payment in connection with the launch of greatly expanded Ancillary Services pursuant to this Agreement. The Milestone and Initiation Payment will be made in the form of 1,326,355 shares of NW Bio Common Stock and Warrants exercisable for 632,843 shares of NW Bio Common Stock, with an exercise price of four dollars ($4.00) per share, an exercise period of five (5) years from issuance, cashless exercise provisions and most favored nation provisions. NW Bio will also make milestone payments to Cognate upon the achievement of mutually agreed operational milestones. Such milestones may be included in the ongoing sub-agreements or work orders attached hereto as Exhibits, or may be otherwise agreed by the parties. The securities issued to Cognate hereunder will be subject to a lock-up for up to thirty (30) months from issuance, or such longer period as the parties may mutually agree. NW Bio will compensate Cognate for such-lock up on market based terms, and such terms will be subject to most favored nation provisions with respect to any securities issuances, agreements or exercises involving any other investor or creditor. Under the lock-up, Cognate will be prohibited from selling or trading the covered securities in the market.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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2.3    Reimbursement of Expenses

In addition to the payments for the services and expenses provided in this Section 2, NW Bio will reimburse all expenses, including travel-related costs, incurred by Cognate in performing any Services hereunder and will pay an appropriate per diem amount.

2.4    Annual Cost of Living Increases

All payment amounts provided for pursuant to this Agreement will be subject to an annual increase of three percent (3%). The first increase will be effective on the 12 month anniversary of the Effective Date this Agreement.

2.5    Form and Timing of Payments

2.5.1 Payment of Ancillary Services Bills will be due within fifteen (15) after the invoice date. In the event that NW Bio fails to pay any Ancillary Services Bills within fifteen (15) days after the invoice date, then commencing thirty (30) days after the invoice date and continuing until paid in full by cash and/or stock, the overdue amount will bear default interest at the rate of one and one-half percent (1-1/2%) per month. If any collection action is undertaken to collect unpaid amounts, NW Bio will pay all fees and costs associated with such collection actions including, without limitation, reasonable attorneys’ fees, as incurred.

2.5.2 At least half of all Ancillary Services Bills during the first eighteen (18) months following the Effective Date of this Agreement (the “Conversion Period”) will be paid in shares of NW Bio Common Stock, with the remaining portions of such Ancillary Services Bills paid in cash. [*]. The conversion price for any conversions after the Conversion Period will be jointly determined by the parties, based upon market factors. With respect to any shares of NW Bio Common Stock to be issued hereunder, Cognate may elect to receive unregistered shares immediately (with registration rights as provided herein) or to receive registered shares on the earliest date that any registered shares are issued to any other investors after the invoice date of the Ancillary Services Bill (or Milestone and Initiation Payments) being converted.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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2.6    Most Favored Nation Terms

Notwithstanding anything to the contrary herein, or in any other document or source, any amounts owed that are paid by NW Bio in shares, warrants and/or other securities of any kind (including RSUs, convertible debt securities or other) issued or issuable in connection with this Agreement (including any subsequent amendments hereof), will be subject to adjustment on a most favored nation basis relative to the terms provided to any other investor or creditor of NW Bio during the Term of this Agreement, at Cognate’s election, so that the terms of all shares, warrants and/or other securities issued or issuable under this Agreement will have terms no less favorable to Cognate than the terms of any shares, warrants and/or other securities issued or issuable to any other investor or creditor during the Term of this Agreement or the Lock-Up Agreement. For the avoidance of doubt, the application of most favored nation treatment will include not only the price and terms of securities issued but also the addition of, and terms relating to, additional securities, and additional rights and/or benefits to the investor or creditor (including warrants, rights of first refusal, registration rights, pre-emptive rights, and/or other securities, rights or benefits). Such most favored nation adjustments may be implemented at any time or times after being triggered by terms provided to other investors or creditors, and may be triggered on multiple occasions with respect to a particular security issued hereunder.

2.7    [*]

[*]

SECTION 3:    CONFIDENTIALITY

In connection with this Agreement, the parties will execute and maintain a mutual Confidential Disclosure Agreement substantially in the form attached hereto as an exhibit.

SECTION 4:    REPRESENTATIONS AND WARRANTIES

4.1    Agreement Duly Authorized; Valid and Binding Obligations

Cognate and NW Bio each hereby represents and warrants, severally and not jointly, that:

4.1.1    Such party is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction where such party is domiciled, and has all necessary power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. Such party is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

4.1.2    All necessary corporate or other proceedings, votes, resolutions, consents, waivers and approvals relating to the sale and purchase of shares have been completed by the applicable party. Upon execution, this Agreement will constitute a valid and legally binding obligation of the party, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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4.2    Valid Issuances; No Violation

NW Bio hereby represents and warrants that:

Upon issuance hereunder, each conversion share will be validly issued, fully paid and non-assessable. The execution, delivery, performance, issuance, sale and delivery of this Agreement and compliance with the provisions hereof by NW Bio will not (a) violate any provision of NW Bio’s certificate of incorporation or bylaws or, to the knowledge of NW Bio, any law, statute, rule or regulation applicable to NW Bio, or any order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to NW Bio or any of its assets or (b) conflict with or result in any material breach of any of the terms or conditions of any agreement or instrument to which NW Bio is a party, or give rise to any right of termination, cancellation or acceleration under any such agreement or instrument, or result in the creation of any lien or other encumbrance upon any of the material assets of NW Bio.

4.3    No Warranties of Merchantability or Fitness

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COGNATE MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, WITH RESPECT TO ANY ANCILLARY SERVICES RENDERED HEREUNDER, OR ANY TECHNOLOGY THAT MAY BE USED IN OR INCORPORATED INTO SUCH SERVICES, OR ANY EQUIPMENT OR FACILITIES DEVELOPED, PROVIDED OR USED IN CONNECTION WITH SUCH SERVICES, OR ANY PRODUCTS PRODUCED HEREUNDER.

SECTION 5:    INSURANCE, INDEMNIFICATION, LIABILITY

5.1    NW Bio Insurance Obligations

NW Bio is required to obtain and to maintain throughout the term of this Agreement, in such amounts as are reasonably acceptable to Cognate, (a) clinical trial insurance covering all clinical trials of its DCVax® Products, (b) all-risks umbrella insurance, (c) product liability insurance covering the distribution, use and administration of DCVax® Products to patients in expanded access, early access and compassionate use programs as well as in commercialization, and (d) such other insurance as is reasonable or customary in the industry. Cognate will be a named insured and beneficiary on all such insurance coverages.

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5.3    Indemnification

In addition to all rights and remedies available to Cognate at law or in equity, NW Bio will indemnify and hold harmless Cognate and its successors, assigns, affiliates and their respective present and former directors, officers, partners, employees, agents, representatives, shareholders, successors and assigns (each an "Indemnified Party") to the fullest extent permitted by law from and against all costs, expenses, losses, claims, damages, liabilities, [*] (the foregoing, collectively, “Damages”) (a) arising from or pursuant to or relating to this Agreement and/or any transactions or services contemplated hereunder, including any treatment of patients and any claims for refunds or Damages by or on behalf of patients and/or medical personnel; (b) arising from or relating to any changes from the original agreement of the parties as described herein, or arising from or relating to a delayed agreement, or arising from or relating to delayed payment, delayed conversions and/or delayed issuances hereunder beyond the applicable Ancillary Services Bill dates or other applicable reference dates and/or the most favored nation price applicable to such Ancillary Bill conversions, (or to the Milestone and Initiation Payments), and (c) arising from or relating to any use or administration to patients of DCVax® Products manufactured by Cognate, provided that Cognate has manufactured such DCVax® Products substantially in accordance with the applicable specifications or SOPs for such DCVax® Products and/or with commercially reasonable deviation from such SOPs. NW Bio will pay all fees and expenses (including reasonable attorneys’ fees), as incurred, which are incurred by or on behalf of an Indemnified Party, or to which an Indemnified Party may become subject, in connection with any matters covered by this indemnification and/or in connection with investigating, preparing, pursuing, defending and resolving any threatened or pending claim, action, proceeding or investigation (collectively, “Proceedings") arising therefrom, whether or not such Indemnified Party is a formal party to such Proceedings.

SECTION 6:    TERM AND TERMINATION

6.1    Term

This Agreement will remain in force until the later of seven (7) years from the Effective Date (the “Term”) or five (5) years after the first commercial sales of DCVax® Products pursuant to a Biologics License Application or marketing authorization (not a compassionate use, early access, expanded access or similar authorization), unless terminated earlier pursuant to Section 6.2.

6.2    Termination

Either party may terminate this Agreement in the event of a material breach by the other party which remains uncured after notice of such breach for a period of thirty (30) days in the case of a monetary breach, or a period of one hundred twenty (120) days in the case of a non-monetary breach that is material to the contract taken as a whole. The non-breaching party will have all remedies for breach available at law and in equity, including injunction or specific performance, regardless of whether such party elects to terminate this Agreement or not.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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SECTION 7:    REGISTRATION

7.1.    Unregistered Shares.

For any conversion shares issued hereunder which are unregistered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of issuance, the certificates evidencing such unregistered conversion shares may, if necessary, bear the following legend (or a substantially similar legend) and such other legends as may be required by applicable laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

7.2    Registration.

Cognate will be entitled to “piggyback” registration rights, with respect to all unregistered conversion shares issued hereunder and all other shares and securities of NW Bio owned by Cognate and its affiliates, in any registrations effected by NW Bio until all such shares and securities have been registered. NW Bio will use commercially reasonable efforts to complete such registrations by the earlier of six (6) months after the Effective Date of this Agreement or six (6) months after issuance during the Term of this Agreement.

7.3    Registration Costs.

NW Bio will bear all costs and expenses (including attorneys’ fees) relating to the preparation and filing of all registrations which NW Bio is required to undertake pursuant to this Agreement.

SECTION 8:    MISCELLANEOUS

8.1    Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

8.2    Entire Agreement

This Agreement (including all exhibits hereto, which are automatically incorporated herein by reference when added hereto during the Term of this Agreement in accordance with this Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, promises or undertakings with respect to the subject matter hereof, provided however, that this Agreement is part of a package of agreements which also includes a DCVax®-L Services Agreement, DCVax®-Direct Services Agreement and Manufacturing Expansion Services Agreement.

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8.3    Amendments

Except as otherwise expressly provided herein, this Agreement may not be amended except by a written instrument signed by both parties hereto.

8.4    Survival

The provisions of Sections 2 – 5, and 7-8 hereof will survive the expiration or termination of this Agreement until expiration of the applicable statutes of limitations.

8.5    Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile or email, provided a copy is mailed no later than the next business day through a nationally recognized overnight delivery service; or (c) by overnight delivery through a nationally recognized overnight delivery service, in each case properly addressed to the receiving party at such address or facsimile number as the receiving party has furnished to the sending party in writing.

8.6    Severability

If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision will be excluded from this Note, (ii) the balance of the Note will be interpreted as if such provision were so excluded, (iii) the balance of the Note will be enforceable in accordance with its terms, and (iv) the parties will negotiate in good faith to amend or add to the provisions of this Note to effectuate as nearly as reasonably practicable, and as nearly as permitted under applicable law, the original intent of the parties with respect to the provision excluded.

8.7    Successors and Assigns

Except as otherwise expressly provided herein, the provisions hereof will be binding upon, and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto. Neither party hereto may transfer all or any portion of its rights under this Agreement to a third party other than an affiliate without the prior written consent of the other party hereto.

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8.8    Interpretations

All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement. All references to “including” will be deemed to mean “including, without limitation.”

8.9    Severability

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

8.10    No Waiver

No delay by a party hereto in exercising or enforcing any rights hereunder will be deemed to be any waiver of such rights. No partial waiver of any right or occurrence hereunder will be deemed to be any broader waiver or waiver of any other right or occurrence, and no waiver on one occasion shall be deemed to be a waiver on any other occasion.

8.11    Counterparts

This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

[signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Services Agreement effective as of the date first set forth above.

NORTHWEST	COGNATE BIOSERVICES, INC.
BIOTHERAPEUTICS, INC.

By:	By:

Name:	Name:

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